Exhibit 10.2
STOCK PURCHASE AGREEMENT
by and between
CENTURY ALUMINUM COMPANY
and
GLENCORE INVESTMENT PTY LTD
July 7, 2008

i

		Page #
Section 5.7	Arbitration; Confidentiality	14
Section 5.8	Severability	14
Section 5.9	Amendments; Waivers	14
Section 5.10	Assignment; Successors	14
Section 5.11	Entire Agreement	14
Section 5.12	Counterparts	14

Exhibits:

Exhibit A:	Certificate of Designation
Exhibit B:	Registration Rights Agreement
Exhibit C:	Standstill and Governance Agreement
Exhibit D:	Termination Agreement
Exhibit E:	Form of Legal Opinion of Company’s internal legal counsel
Exhibit F:	List of Relevant Individuals for Purposes of “Knowledge” Definition

ii

STOCK PURCHASE AGREEMENT
     This Stock Purchase Agreement (this “Agreement”) is made and entered into as of July 7, 2008, by and between Century Aluminum Company, a Delaware corporation (the “Company”), and Glencore Investment Pty Ltd, a Australian corporation (the “Purchaser”).
RECITALS
     WHEREAS, the Company has agreed to issue and sell to the Purchaser, and the Purchaser has agreed to subscribe for and purchase from the Company, shares of the Company’s capital stock for the consideration and upon the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:
ARTICLE 1.
SALE AND PURCHASE OF THE SHARES
     Section 1.1 Subscription. On the basis of the respective representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Purchaser hereby subscribes for and agrees to purchase from the Company and the Company hereby agrees to issue to the Purchaser 160,000 shares of Series A Preferred Stock, par value $0.01 per share, having the rights, preferences and designations set forth on the Certificate of Designation attached hereto as Exhibit A (the “Preferred Shares”), at a price of $6,814.12 per Preferred Share and an aggregate purchase price of $1,090,259,200 (the “Purchase Price”).
     Section 1.2 Closing of the Issue and Purchase.
          (a) Filing of Certificate of Designation. On the date hereof, immediately upon the execution and delivery of this Agreement by the parties, the Company shall file with the Secretary of State of the State of Delaware the Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”).
          (b) Time and Place of Closing. The closing of the sale and purchase of the Preferred Shares (the “Closing”) shall take place promptly following the Company’s receipt of acknowledgement from the Secretary of State of the State of Delaware of the filing of the Certificate of Designation, as contemplated by Section 1.2(a) above, but in any event, no later than the date following the date hereof (the “Closing Date”).
          (c) Delivery of Share Certificates and Payment of Purchase Price. At the Closing:
          (i) the Company shall deliver to the Purchaser (A) evidence of acknowledgement from the Secretary of State of the State of Delaware of the filing of the Certificate of Designation, (B) certificates representing the Preferred Shares, issued in the name of the Purchaser, (C) the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company agrees to register the resale of the Preferred Shares and the Common Stock (as defined below) that may be issued upon conversion thereof, under the Securities Act of 1933, as amended (the “Securities Act”), duly executed by the Company, (D) the Standstill and Governance Agreement in the form attached hereto as Exhibit C (the “Standstill and Governance Agreement”), duly executed by the Company, and (E) the Termination Agreement in the form attached hereto as Exhibit D (the “Termination Agreement”) duly executed by the Company; and
          (ii) the Purchaser shall deliver to the Company (A) the Purchase Price, by wire transfer of immediately available funds to the bank account provided by the Company, (B) the Registration Rights Agreement, duly executed by the Purchaser, (C) the Standstill and Governance Agreement, duly executed by Glencore AG, and (D) the Termination Agreement, duly executed by Glencore Ltd.
          (d) Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to purchase the Preferred Shares is subject to the satisfaction or waiver by the Purchaser, at or prior to the Closing, of each of the following conditions:
          (i) the representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true only as of such date);
          (ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Associated Agreements (as hereinafter defined) to be performed, satisfied or complied with by the Company at or prior to the Closing (including its obligation to make the deliveries contemplated by Section 1.2(c)(i));
          (iii) the purchase of and payment for the Preferred Shares (and upon conversion thereof, the Common Stock) hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation;
          (iv) trading in the Common Stock shall not have been suspended by the United States Securities and Exchange Commission (the “SEC”) or The NASDAQ Stock Market;
          (v) the Purchaser shall have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying that attached thereto is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company, or a duly authorized committee thereof, authorizing the execution and delivery of this Agreement and the issuance and sale of the Preferred Shares and the Common Stock issuable upon conversion thereof; and
          (vi) the Purchaser shall have received the legal opinion, addressed to it and dated the Closing Date, from the internal legal counsel for the Company, substantially in the form of Exhibit E.

          (e) Conditions Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Preferred Shares hereunder is subject to the satisfaction or waiver by the Company, at or prior to the Closing, of each of the following conditions:
          (i) the representations and warranties of the Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true only as of such date);
          (ii) the Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Associated Agreements (as hereinafter defined) to be performed, satisfied or complied with by it at or prior to the Closing (including its obligation to make the deliveries contemplated by Section 1.2(c)(ii); and
          (iii) the purchase of and payment for the Preferred Shares (and upon conversion thereof, the Common Stock) hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation.
     Section 1.3 Share Legend. (a) The certificates representing the Preferred Shares and Common Stock issued upon conversion thereof shall bear the legend required by the Standstill and Governance Agreement and the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION THEREFROM.
          (b) The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Preferred Shares or shares of Common Stock upon which it is stamped if (i) such shares are registered for resale under the Securities Act, or (ii) sold, assigned or otherwise transferred, pursuant to a valid exemption therefrom and if requested by the Company in connection with such sale, assignment or other transfer, the holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the shares may be made without registration under the Securities Act, including pursuant to Rule 144.
ARTICLE 2.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to the Purchaser as follows as of the date hereof and as of such other dates as may be expressly provided below:
     Section 2.1 Capitalization (a) The authorized capital stock of the Company consists of (i) 100,000,000 authorized shares of common stock, $0.01 par value per share (“Common

Stock”), of which, immediately prior to the execution of this Agreement, 41,153,410 shares are issued and outstanding, and (b) 5,000,000 authorized shares of preferred stock, U.S.$0.01 par value per share, of which immediately prior to the execution of the this Agreement none are issued and outstanding, and which, except as required pursuant to this Agreement, are undesignated.
          (b) Neither the Company nor any of its subsidiaries has outstanding any bonds, debentures, notes or other indebtedness which carries or possesses the right to vote on any matters on which stockholders may vote or, except as provided in Clause 2.1(c)(iii) below, which is convertible into, or exchangeable for, securities having such right (collectively, “Voting Debt”).
          (c) Except for (i) the issuances provided for in this Agreement, (ii) 632,360 shares of Common Stock issuable upon the exercise of outstanding options to purchase Common Stock under the Company’s 1996 Stock Incentive Plan and the Company’s Non-Employee Directors Stock Option Plan, and (iii) shares of Common Stock issuable upon conversion of the Company’s 1.75% Senior Convertible Notes, there are (A) no options, warrants, calls, rights or other securities or interests, and no contracts to which the Company or any of its subsidiaries is a party or by which any of them or any of their assets or property is bound, obligating (or purporting to obligate) the Company or any of its subsidiaries to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, additional capital stock or Voting Debt or any securities convertible into capital stock or Voting Debt of the Company or any of its subsidiaries, and (B) no contracts to which the Company or any of its subsidiaries is a party or by which any of them or any of their assets or property is bound, obligating the Company or any of its subsidiaries to issue, grant or extend any such option, warrant, call, right, or other security or interest or enter into any such contract.
     Section 2.2 Authority. The Company has the corporate power and legal capacity to execute, deliver and, where applicable, file this Agreement and all agreements, instruments and documents executed and delivered or to be executed and delivered by the Company in connection with this Agreement, including the Certificate of Designation and the Registration Rights Agreement, the Termination Agreement and the Standstill and Governance Agreement and (collectively, the “Associated Agreements”), and to perform its obligations hereunder and thereunder. The execution, delivery, filing (if necessary) and performance of this Agreement and all agreements, instruments and documents executed and delivered or to be executed and delivered by the Company in connection with this Agreement, including the Certificate of Designation and the Associated Agreements, have been authorized by all necessary corporate actions on the part of the Company. This Agreement and all agreements, instruments and documents executed and delivered or to be executed and delivered by the Company in connection with this Agreement, including the Certificate of Designation and the Associated Agreements, have been duly executed and delivered on behalf of the Company, and constitute its legal, valid, and binding obligations, enforceable against it in accordance with their respective terms. Neither the Company nor any of its material subsidiaries is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other constituent documents.
     Section 2.3 No Conflict. Neither the execution and delivery by the Company of this Agreement not of any of the agreements, instruments and documents executed and delivered or to be executed and delivered by the Company in connection with this Agreement, including the Certificate of Designation and the Associated Agreements, nor the performance of its obligations hereunder and thereunder do or will conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, require, trigger or accelerate any “change of control” or anti-takeover or “poison pill” payment or other rights under, or otherwise entitle any person to any payment or to exercise any rights under or impair the rights of any person under, any provisions of (i) the certificate of incorporation or by-laws of the Company, (ii) any law, order, judgment, award, injunction, decree applicable to or by which the Company or any of its subsidiaries is bound, or (iii) any contract to which the Company or any of its subsidiaries is a party or by which any of them is bound (including under any of the contracts referred to in clauses (ii) and (iii) of Section 2.1(c) or any other employment, severance or similar contract or arrangement), except in the case of this clause (iii) as would not, individually or in the aggregate, be reasonably be expected either to have a material adverse effect on the condition (financial or otherwise), business, operations, or assets of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to consummate the transactions contemplated hereby (a “Material Adverse Effect”).
     Section 2.4 No Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any person or entity, including any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality or any quasi-governmental or private body performing any regulatory, taxing, importing or other governmental or quasi-governmental function (“Governmental Entity”), is required to be obtained or made by the Company in connection with its execution, delivery or performance of this Agreement or any of the agreements, instruments and documents executed and delivered or to be executed and delivered by the Company in connection with this Agreement, including the Certificate of Designation and the Associated Agreements, except for (a) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (b) such filings and notifications as may be required to be made by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities laws or the rules and regulations of The NASDAQ Stock Market, (c) such filings as may be required under the HSR Act (as defined below) in connection with the conversion of the Preferred Shares to Common Shares, and (d) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3.5, the offer and issuance by the Company of the Preferred Shares and the Common Stock issuable upon conversion thereof by the Purchaser is exempt from registration under the Securities Act.
     Section 2.5 Certain Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any Governmental Entity or any self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, this Agreement or any other agreements, instruments and documents executed and delivered or to be executed and delivered by the Company in connection with this Agreement, including the Certificate of Designation and the Associated Agreements. For purposes of this Agreement, the term “Knowledge” means, with respect to each party, the reasonable knowledge of the individuals respectively indicated on Exhibit F hereto, after and/or assuming due inquiry.
     Section 2.6 SEC Filings. The Company has filed all periodic reports (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since December 31, 2005 (such reports, as respectively amended since the time of their respective filings, “Company SEC Reports”). The Company SEC Reports (a) were prepared in accordance with, and complied in all material respects with, the requirements of the Exchange Act and the rules and regulations promulgated thereunder applicable to such Company SEC Reports, and (b) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in the case of each of the preceding clauses (a) and (b) to the extent corrected on or prior to the date of this Agreement, by the filing of the applicable amending or superseding Company SEC Reports. None of the Company SEC Reports is the subject of outstanding SEC comments or, to Company’s Knowledge, ongoing SEC review.
     Section 2.7 Financial Statements. Each of the consolidated financial statements (including, in each case, any accompanying notes thereto) contained in the Company SEC Reports, including the consolidated statement of operations, consolidated statement of cash flows and consolidated balance sheet for the years ended, and as of, December 31, 2007 (the “Company Financials”): (a) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (b) was prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), applied on a consistent basis throughout the periods covered (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the rules of the SEC, and except that the unaudited financial statements are subject to normal and recurring year-end adjustments), and (c) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Company’s operations and cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as reflected or reserved against in the consolidated balance sheet of the Company and its subsidiaries as of March 31, 2008 contained in the Company SEC Reports (the “Company Balance Sheet”), neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except for (a) liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, (b) liabilities incurred in connection with or expressly permitted by the terms of this Agreement or the transactions contemplated hereby, and (c) liabilities that, taken individually or together with other liabilities, have not had and would not reasonably be expected to materially and adversely affect the Company and its subsidiaries taken as a whole. The Company has not had any disagreement with Deloitte & Touche LLP, its independent public accountants, regarding material accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date. The books and records of the Company and each subsidiary have been, and are being, maintained in accordance with applicable legal and accounting requirements and the Company Financials are consistent with such books and records. Except as disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries is a party to, nor has any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC).
     Section 2.8 Internal Controls. The Company has established and maintains a system of internal controls over financial reporting required by Rules 13a-15(f) or 15d-15(f) under the Exchange Act designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its consolidated financial statements in accordance with GAAP and including those policies and procedures that: (a) require the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its subsidiaries are being made only in accordance with authorizations of management and the Company’s board of directors; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its subsidiaries that could have a material effect on Company’s financial statements, including, without limitation, the Company Financials. There are no “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls, and there is no series of multiple “significant deficiencies” (as defined by the Public Company Accounting Oversight Board) that collectively represent a “material weakness” in the design or operation of Parent’s internal controls. Since March 31, 2008 neither the Company nor any of its subsidiaries (including any current employee or service provider thereof) nor, to the Company’s Knowledge, the Company’s independent auditors have identified or been made aware of (a) any significant deficiency or material weakness in the system of internal controls utilized by the Company and its subsidiaries, (b) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal controls utilized by the Company and its subsidiaries or (c) any material claim or allegation regarding any of the foregoing.
     Section 2.9 Absence of Certain Changes or Events
          (a) Since the date of the Company Balance Sheet, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been, accrued or arisen any event, change or development that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (b) Since the date of the Company Balance Sheet through the date of this Agreement, the Company’s board of directors has not authorized or taken any action to authorize and the Company has not taken any other steps or action, and no other event, change or development has occurred that, if occurring after the filing of the Certificate of Designation and the issuance of the Preferred Shares would, pursuant to the Certificate of Designation or applicable law, (i) require the vote of the holders of the Preferred Shares, (ii) require or permit the conversion of the Preferred Shares, or (iii) require or permit any adjustment in the number of Preferred Shares or the number of Common Shares issuable upon conversion thereof.

          (c) Since the date of the Company Balance Sheet, the Company’s board of directors has not authorized or taken any action to authorize any amendments to the Company’s certificate of incorporation or by-laws.
     Section 2.10 Validity of the Shares. The Preferred Shares to be issued pursuant to this Agreement and the shares of Common Stock that may be issued upon conversion thereof will, as of the date hereof and as of the date of issue of any such Common Stock, when issued in accordance with the terms hereof and of the Certificate of Designation, be duly authorized, validly issued, fully paid and non-assessable, with the holder being entitled to all rights accorded to a holder thereof pursuant to this Agreement, the Company’s certificate of incorporation, the Company’s by-laws and the Certificate of Designation and the Associated Agreements, as the case may be, and are free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, whether created by statute, the Company’s certificate of incorporation or by-laws or any agreement to which the Company is a party or by which it or any of its assets or property is bound.
     Section 2.11 No Registration Rights. Other than as disclosed in the Company SEC Reports, there are no outstanding rights which permit the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Company in a registration statement filed by the Company under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Company under the Securities Act.
     Section 2.12 NASDAQ Filings. The Company has duly and timely filed with the NASDAQ Global Select Market, in accordance with the rules and regulations of the NASDAQ Global Select Market, a Notification of Listing of Additional Shares (or such other form as may be required by the NASDAQ Global Select Market) with respect to the proposed issuance of the Preferred Shares contemplated by this Agreement.
     Section 2.13 Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Preferred Shares and the application of the proceeds thereof as described in this Agreement will not be an “investment company” as defined in the United States Investment Company Act of 1940 (the “Investment Company Act”).
     Section 2.14 No General Solicitation; Private Offering. Neither the Company, nor any of its subsidiaries, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Preferred Shares or in any other action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Preferred Shares under the Securities Act) which might subject the offering, issuance or sale of the Preferred Shares to the registration requirements of Section 5 of the Securities Act.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     As of the date hereof, the Purchaser hereby represents and warrants to the Company as follows:
     Section 3.1 Authority. The Purchaser has the corporate power and legal capacity to execute and deliver this Agreement and all agreements, instruments and documents executed and delivered or to be executed and delivered by the Purchaser in connection with this Agreement, including the Associated Agreements, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all agreements, instruments and documents executed and delivered or to be executed and delivered by the Purchaser in connection with this Agreement, including the Associated Agreements, have been authorized by all necessary corporate actions on the part of the Purchaser. This Agreement and all agreements, instruments and documents executed and delivered or to be executed and delivered by the Purchaser in connection with this Agreement, including the Associated Agreements, have been duly executed and delivered on behalf of the Purchaser, and constitute its legal, valid, and binding obligations, enforceable against it in accordance with their respective terms. The Purchaser is not in violation of any of the provisions of its respective certificate of incorporation, bylaws or other constituent documents.
     Section 3.2 No Conflict. Neither the execution and delivery by the Purchaser of this Agreement nor of any of the agreements, instruments and documents executed and delivered or to be executed and delivered by the Purchaser in connection with this Agreement, including the Associated Agreements, nor the performance of its obligations hereunder and thereunder do or will conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, require, trigger or accelerate any “change of control”, anti-takeover or “poison pill” payment or other rights under, or otherwise entitle any person to any payment or to exercise any rights under or impair the rights of any person under, any provisions of (i) the constitutive documents of the Purchaser, or (ii) any law, order, judgment, award, injunction, decree applicable to or by which the Purchaser is bound.
     Section 3.3 No Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any person or entity, including any Governmental Entity, is required to be obtained or made by the Purchaser in connection with its execution, delivery or performance of this Agreement or any of the agreements, instruments and documents executed and delivered or to be executed and delivered by the Purchaser in connection with this Agreement, including the Associated Agreements, except for (a) such filings as may be required under the Exchange Act, (b) such filings as may be required under the HSR Act in connection with the conversion of the Preferred Shares to Common Shares, and (c) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

     Section 3.4 Certain Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any Governmental Entity or any self-regulatory organization or body pending or, to the Purchaser’s Knowledge, threatened against or affecting the Purchaser that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, this Agreement or any other agreements, instruments and documents executed and delivered or to be executed and delivered by the Purchaser in connection with this Agreement, including the Associated Agreements.
     Section 3.5 Investment Intent; Financial Sophistication. The Purchaser (a) understands that the Preferred Shares hereby acquired by the Purchaser have not been registered under the Securities Act or any state securities laws, and are being issued in reliance upon federal and state exemptions for transactions not involving a public offering; (b) is acquiring the Preferred Shares solely for its own account for investment purposes and not with a view towards the distribution thereof within the meaning of Section 2(11) of the Securities Act; and (c) is able to bear the economic risk and potential lack of liquidity inherent in holding the Preferred Shares. The Purchaser understands that the Preferred Shares may not be transferred or resold without compliance with the registration requirements under the Securities Act and any applicable state securities laws or an exemption therefrom.
     Section 3.6 Beneficial Ownership. The Purchaser Beneficially Owns, as such term is defined in that certain Standstill and Governance Agreement between the Glencore AG and the Company of even date herewith, 11,706,307 shares of Company Common Stock.
ARTICLE 4.
ADDITIONAL AGREEMENTS
     Section 4.1 NASDAQ Compliance. The Company shall file with the NASDAQ Global Select Market a Notification of Listing of Additional Shares (or such other form as may be required by the NASDAQ Global Select Market) with respect to the Preferred Shares and any Common Stock that may be issued upon conversion thereof in a timely manner, and shall duly and timely perform such other actions, and make such other filings and notifications as may be required to be performed or made by the Company under applicable state securities laws.
     Section 4.2 HSR Compliance. The Company and the Purchaser shall coordinate and cooperate with one another and shall each use reasonable best efforts to comply with all legal requirements that require any of them to make any filings, notices, petitions, statements, registrations, submissions of information, applications or submissions of other documents to any governmental entity in connection with the transactions contemplated by this Agreement, including the conversion of Preferred Shares to Common Stock. Without limiting the generality of the foregoing, the Company shall cooperate with the Purchaser in connection with (i) the preparation and filing of Notification and Report Forms and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and filings under merger control notification or control laws of any other jurisdiction that are reasonably determined by the Purchaser to be required in connection with the conversion of the Preferred Shares into Common Stock, and (ii) obtaining any early termination of applicable waiting periods or other expediting treatment in respect of any such filings. Each of the Company and the Purchaser will notify the other promptly upon the receipt of (x) any comments from any governmental entity in connection with any filings made or information provided by a party hereto in respect of the transactions contemplated by this Agreement, including the conversion of Preferred Shares to Common Stock and (y) any request by any governmental entity for amendments or supplements to any such filings or information.
     Section 4.3 Blue Sky Compliance. The Company shall cooperate with the Purchaser in connection with the qualification of the Preferred Shares and the Common Stock issuable upon conversion thereof under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and to continue such qualification at all times; provided, however, that neither the Company nor its subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified.
     Section 4.4 Public Disclosure. The parties acknowledge that they have agreed to the text of the joint press release announcing the signing of this Agreement. Without limiting any other provision of this Agreement, the Company and the Purchaser will consult with each other before issuing, and provide each other the opportunity to review and comment upon and use reasonable best efforts to agree on any other press release or public statement with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement, except as may be required by law or any requirement of the NASDAQ Stock Market. Without limitation to the generality of the foregoing, the parties acknowledge that the Company may disclose the material terms of this transaction, including copies of this Agreement and Associated Agreements to the extent required pursuant to the rules and regulations of the U.S. Securities and Exchange Commission without the prior consent of, or consultation with, the Purchaser.
     Section 4.5 Confidentiality. Each party agrees to maintain in confidence, and to cause its directors, officers, employees, agents, and advisors to maintain in confidence, and not use for any purpose, any written, oral, or other information obtained in confidence from the other party in connection with this Agreement or the transactions contemplated hereby; provided that the foregoing shall not apply to information: (a) that is already known to the receiving party or to others not bound by a duty of confidentiality, (b) that becomes publicly available through no fault of the receiving party, (c) the disclosure of which is required pursuant to applicable law (including pursuant to subpoena, court order or similar instruments issued by any court or regulatory body).
     Section 4.6 Further Assurances. The parties hereto agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.
ARTICLE 5.
GENERAL PROVISIONS
     Section 5.1 Notices. Any notice, request or other communication made by a party hereto regarding this Agreement or the transactions contemplated hereby shall be in writing and may be personally served or sent by overnight courier, electronic transmission or facsimile. Addressed to the relevant party at its address, electronic mail or facsimile number as specified below or at such other address, electronic mail or facsimile number as such party may subsequently request in writing. All such communications and notices shall be effective upon receipt.
If to the Company:
Century Aluminum Company
Office of the General Counsel
2511 Garden Road
Building A, Suite 200
Monterey, California 93940
Telephone: (831) 642-9300
Facsimile: (831) 642-9328
with a copy to:
Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, California 94105-2228
Rodney R. Peck, Esq.
Telephone: (415) 983-1000
Facsimile: (415) 983-1200
If to the Purchaser:
Glencore Investment Pty Ltd
c/o Glencore AG
Baarermattstrasse 3
CH-6341 Baar, Switzerland
Attn: Head of Aluminum Department
Telephone: +41-41-709-2000
Facsimile: +41-41-709-3000
with a copy to:
Glencore AG
Baarermattstrasse 3
CH-6341 Baar, Switzerland
Attn: Richard Marshall
Telephone: +41-41-709-2000
Facsimile: +41-41-709-2621
with a copy to
Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue

New York, NY 10178-0061
Attn: Matias A. Vega
Attn: Valarie A. Hing
Telephone: (212) 696-6000
Facsimile: (212) 697-1559
     Section 5.2 Survival of Representations and Warranties. The respective representations and warranties of the Company and the Purchaser set forth in this Agreement shall survive delivery of and payment for the Preferred Shares.
     Section 5.3 Interpretation. This Agreement shall be deemed to have been jointly drafted by the parties and no provision of it shall be interpreted or construed for or against either party because such party actually or purportedly prepared or requested such provision, any other provision or the Agreement as a whole.
     Section 5.4 Expenses. Each party to this Agreement will bear its respective costs and expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of its counsel, accountants and other agents and representatives.
     Section 5.5 Remedies; Specific Performance. Any and all remedies available to the parties will be deemed cumulative with and not exclusive of any other remedy available to it, whether conferred hereby or by law or equity, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
     Section 5.6 Governing Law. This Agreement, the rights and obligations of the parties under this Agreement and any claim or controversy directly or indirectly based upon or arising out of this Agreement (whether based on contract, tort or any other theory), including all matters of construction, validity and performance, shall in all respects be governed by and interpreted, construed and determined in accordance with, the laws of the State of New York, without giving effect to any conflict of laws rules that might lead to the application of the laws of any other jurisdiction.

     Section 5.7 Arbitration; Confidentiality. Except as otherwise provided in Section 5.5, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by binding arbitration in New York, New York administered by the American Arbitration Association (AAA) under its Commercial Arbitration Rules, (the “AAA Rules”) and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitral tribunal shall be composed of three arbitrators, selected in accordance with the AAA Rules. The language to be used in the arbitral proceedings shall be in English. All arbitral proceedings conducted pursuant to this Section 5.7, all information disclosed and all documents submitted or issued by or on behalf of any of the disputing parties or the arbitrators in any such proceedings as well as all decisions and awards made or declared in the course of any such proceedings shall be kept strictly confidential, except for any disclosure as may be required by law, and may not be used for any other purpose than these proceedings nor be disclosed to any third party without the prior written consent of the party to which the information relates or, as regards to a decision or award, the prior written consent of all the other disputing parties.
     Section 5.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     Section 5.9 Amendments; Waivers. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. No waiver by any party of any breach of this Agreement shall be construed as a waiver of any subsequent breach, and the failure by any party to enforce any provision of this Agreement or to require at any time performance by any other party of any provision hereof shall in no way be construed to be a waiver of any provision of or to affect the validity of this Agreement, or any part hereof, or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.
     Section 5.10 Assignment; Successors. Except as otherwise provided herein, neither party hereto may assign any of its rights under this Agreement without the prior consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.
     Section 5.11 Entire Agreement. This Agreement, together with the Associated Agreements, supersedes all prior and contemporaneous negotiations, promises, covenants, agreements, understandings, representations and warranties between the parties with respect to the subject matter hereof and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.
     Section 5.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

CENTURY ALUMINUM COMPANY:
By:	/s/ Michael A. Bless
	Name:	Michael A. Bless
	Title:	Executive Vice President & Chief Financial Officer

GLENCORE INVESTMENT PTY LTD:
By:	/s/ Eric Diedrichsen
	Name:	Eric Diedrichsen
	Title:	Director

By:	/s/ Marc Ocskay
	Name:	Marc Ocskay
	Title:	Director